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                                                                    EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       THE HAWK GROUP OF COMPANIES, INC.

        The Hawk Group of Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        A. The Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended as follows:

                Article I is amended to read in its entirety as follows:

                The name of the corporation is Hawk Corporation (the "Corporation").

        B. The amendment to the Amended and Restated Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned duly authorized officers as of this 9th day of October, 1996.


                                        THE HAWK GROUP OF COMPANIES, INC.

                                        By: /s/ Ronald E. Weinberg
                                            --------------------------------
                                            Ronald E. Weinberg, Vice-Chairman


Attest:

/s/ Marc C. Krantz
-----------------------------------
Marc C. Krantz, Assistant Secretary